United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
VIRTUS GLOBAL DIVIDEND & INCOME FUND INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.
Title of each class of securities to which transaction applies:

2.
Aggregate number of securities to which transaction applies:

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.
Proposed maximum aggregate value of transaction:

5.
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.
Amount Previously Paid:

2.
Form, Schedule or Registration Statement No.:

3.
Filing Party:

4.
Date Filed:

Virtus Global Dividend & Income Fund Inc. (ZTR)

Virtus Total Return Fund Inc. (ZF)

Your vote makes a difference. Please vote TODAY!

URGENT NOTICE – UPCOMING NOVEMBER 1, 2019
SHAREHOLDER MEETING

Shareholder Name

Address

Address

Address

Address

BARCODE

Reference Number:

Dear Fellow Shareholder:

We recently mailed you proxy materials concerning your investment in the noted funds, and I am asking for your support on these important proposals.

Independent, nationally-recognized proxy advisory firms have joined the Board of the funds in recommending that you vote FOR the proposals. Voting now will help us avoid costly adjournments, reminder phone calls to you and our fellow shareholders, additional mailings, and ultimately increased fund costs.

I urge you to vote now before the deadline of October 31, 2019.
Voting takes only a few minutes and can be done over the phone. Please call:
1- 888-916-1746 (toll-free)
Hours: 9:00 a.m. - 11:00 p.m. ET - Monday through Friday
12:00 p.m. - 6:00 p.m. ET - Saturday

You will connect with a representative of Computershare, the firm helping us gather votes, who will:

•	Answer your questions about the proposals;
•	Use the reference number above to locate your voting record; and
•	Take your vote over the phone, quickly and easily. This will take just a few minutes of your time.

Thank you for supporting these important decisions and for investing with Virtus Funds.

Sincerely,

George R. Aylward

President, Chief Executive Officer and Director

Virtus Global Dividend & Income Fund Inc.

Virtus Total Return Fund Inc.